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                                                                   EXHIBIT 10.11


                                                          Amendment No. 1 to the
                                                       Initial Stock Option Plan



                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                  AMENDMENT NO. 1 TO INITIAL STOCK OPTION PLAN

            WHEREAS, Annuity and Life Re (Holdings), Ltd. (the "Company") maintains the Annuity and Life Re (Holdings), Ltd. Initial Stock Option Plan (the "Plan");

            WHEREAS, on February 19, 1998, the Board of Directors of the Company passed resolutions providing for the amendment of the Plan (the "Amendment"); and

            WHEREAS, on February 27, 1998, the Sole Member of the Company consented to the Amendment;

            NOW, THEREFORE, effective as of February 27, 1998, the first sentence of Section 4 of the Plan is hereby amended to read as follows:

            Options may be granted under the Plan to purchase up to a maximum of 1,700,000 Common Shares, provided that, if prior to June 30, 1998, there has been an initial public offering of the Common Shares, such maximum number of Common Shares shall be automatically adjusted to equal the lesser of (a) the sum of 5.5% of the Common Shares outstanding immediately following the consummation of such initial public offering plus 150,000 Common Shares or (b) 1,700,000 Common Shares, and provided further that such maximum number of Common Shares shall be subject to further adjustment as provided in Section 10 hereof.

      IN WITNESS WHEREOF, the Company has caused these presents to be duly executed, under seal, as of this 27th day of February, 1998.


                                    ANNUITY AND LIFE RE (HOLDINGS), LTD.




                                    By: /s/ Lawrence S. Doyle
                                       ------------------------------------
                                       Lawrence S. Doyle, President